UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 24, 2024

PCB BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On July 25, 2024, PCB Bancorp, a California corporation (the “Company”), issued a press release concerning its unaudited results for the second quarter of 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information in this report set forth under this Item 2.02 and in Exhibit 99.1 shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly stated by specific reference in such filing.
Item 7.01 Regulation FD Disclosure.
Attached as Exhibit 99.2, and incorporated herein by reference, is a copy of an investor presentation that may be utilized by management at future discussions with investors. The information in this report set forth under this Item 7.01 and in Exhibit 99.2 shall not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except expressly stated by specific reference in such filing.
Item 8.01 Other Events.
Common Stock Dividend
On July 25, 2024, the Company issued a press release announcing that on July 24, 2024, its Board of Directors declared a quarterly cash dividend of $0.18 per common share. The dividend will be paid on or about August 16, 2024, to shareholders of record as of the close of business on August 16, 2024. A copy of the press release is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.
Extension of Stock Repurchase Program
On July 25, 2024, the Company issued a press release announcing that on July 24, 2024, its Board of Directors extend the Company’s current stock repurchase program that was set to expire on August 2, 2024 to expire on August 1, 2025. As originally approved and announced on August 2, 2023, the stock repurchase program authorizes the repurchase of up to 720,000 shares of the Company’s outstanding common stock, which was approximately 5% of the outstanding share as of that date The Company has repurchased and retired 142,223 shares of its common stock under the stock repurchase program, leaving an aggregate of 577,777 shares authorized for repurchase.
Under the stock repurchase program, the Company may purchase shares of its common stock through various means such as open market transactions, including block purchases, and privately negotiated transactions. The number of shares repurchased and the timing, manner, price and amount of any repurchases will be determined at the Company’s discretion. Factors include, but are not limited to, stock price, trading volume and general market conditions, along with the Company’s general business conditions. The program may be suspended or discontinued at any time and does not obligate the company to acquire any specific number of shares of its common stock.
As part of the stock repurchase program, the Company intends to enter into a trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The 10b5-1 trading plan would permit common stock to be repurchased at a time that the Company might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions. The 10b5-1 trading plan will be administered by an independent broker and will be subject to price, market volume and timing restrictions. A copy of the press release is attached as Exhibit 99.4 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press release of PCB Bancorp, issued July 25, 2024, concerning the results of operations and financial condition for the second quarter of 2024
99.2    Investor presentation of PCB Bancorp concerning the unaudited results for the second quarter of 2024
99.3    Press release of PCB Bancorp, issued July 25, 2024, announcing the declaration of a quarterly cash dividend
99.4    Press release of PCB Bancorp, issued July 25, 2024, announcing the amendment to the stock repurchase program
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCB Bancorp

Date:	July 25, 2024	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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